Exhibit 99.1

News Announcement                                                                            For Immediate Release

NEXSTAR BROADCASTING SECOND QUARTER NET
REVENUE RISES 17.7% TO A RECORD $88.9 MILLION

- Net Revenue Growth Drives Record 2Q Operating Income of $23.5 Million,
Adjusted EBITDA of $34.5 Million, and Free Cash Flow of $19.3 Million -

Irving, TX – August 7, 2012 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported record financial results for the second quarter ended June 30, 2012 as summarized below:

Summary 2012 Second Quarter Highlights

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Local Revenues	$47,359	$45,666	+3.7%	$92,792	$88,923	+4.4%
National Revenues	$18,829	$16,356	+15.1%	$36,235	$31,417	+15.3%
Local and National Core Revenue	$66,188	$62,022	+6.7%	$129,027	$120,340	+7.2%

Political Revenues	$5,982	$2,032	+194.4%	$8,776	$2,592	+238.6%
e-Media Revenue	$4,426	$4,083	+8.4%	$8,559	$7,756	+10.4%
Retransmission Fee Revenue	$15,283	$8,600	+77.7%	$29,779	$17,117	+74.0%
Management Fee Revenue	$0	$500	(100.0)%	$1,961	$1,000	+96.1%
Network Comp, Other	$834	$873	(4.5)%	$1,626	$1,714	(5.1)%
Trade and Barter Revenue	$5,473	$5,389	+1.6%	$10,461	$10,276	+1.8%
Gross Revenue	$98,186	$83,499	+17.6%	$190,189	$160,795	+18.3%
Less Agency Commissions	$9,322	$7,994	+16.6%	$17,683	$15,345	+15.2%
Net Revenue	$88,864	$75,505	+17.7%	$172,506	$145,450	+18.6%

Gross Revenue Excluding PoliticalRevenue	$92,204	$81,467	+13.2%	$181,413	$158,203	+14.7%

Income from Operations	$23,463	$12,925	+81.5%	$40,968	$22,091	+85.5%

Broadcast Cash Flow(1)	$39,668	$29,977	+32.3%	$73,718	$54,810	+34.5%
Broadcast Cash Flow Margin(2)	44.6%	39.7%		42.7%	37.7%

Adjusted EBITDA(1)	$34,549	$25,461	+35.7%	$63,185	$45,476	+38.9%
Adjusted EBITDA Margin(2)	38.9%	33.7%		36.6%	31.3%

Free Cash Flow(1)	$19,338	$10,033	+92.7%	$32,023	$13,660	+134.4%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.

(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s corporate and operating teams are generating strong returns from our existing base of operations with another quarter of record operating results including net revenue, EBITDA, free cash flow and margins.  Of significance to our shareholders, last month Nexstar and Mission announced the accretive acquisition of twelve additional stations which will expand our operating base and lead to substantial free cash flow growth without materially affecting our leverage profile.  With expectations for free cash flow accretion in the first year of ownership of the new stations approximately 45% over the levels expected to be generated by Nexstar’s and Mission’s existing operations, we are highly confident that the Company will be positioned to aggressively address outstanding debt while potentially deploying free cash flow for shareholder enhancing actions.

“Nexstar achieved record second quarter net revenue based on the strength of our core television operations and rising contributions from our retransmission and e-Media revenue streams.  The record second quarter net revenue marks the Company’s eleventh consecutive quarter of core television advertising revenue growth while highlighting our strategies for garnering leading shares of political billings in our markets.  Nexstar’s core and political revenue strength was again complemented by our continued success in leveraging the traditional television broadcasting operating model and our locally focused content and advertiser relationships into a diversified model of high margin revenue streams.

“Our 17.7% rise in second quarter net revenue combined with the operating leverage in our business model, resulted in 32.3% growth in second quarter BCF, a 35.7% increase in EBITDA, and a 92.7% rise in free cash flow.  During the second quarter, core local and national revenue increased 6.7% -- including a 16% rise in automotive advertising, while television ad revenue inclusive of political advertising rose 12.7%.  While we expect political advertising growth to accelerate in the second half of 2012, Nexstar’s gross revenue growth in the second quarter excluding political was healthy at just over 13%.

“Beyond the strong gains in our core television operations, second quarter results extended the growth of Nexstar’s subscription based mobile and e-MEDIA revenue sources.  In total, Nexstar’s second quarter retransmission fee and e-MEDIA revenue rose 55.4% to $19.7 million and these higher margin revenue streams accounted for 22.2% of 2012 second quarter net revenue.  Our revenue diversification progress continues to be notable as in the 2011 second quarter revenue outside of our core television advertising operations accounted for 17.5% of Q2’11 net revenue which compared to 14.9% in the 2010 second quarter.

“Positive core advertising trends, revenue diversification initiatives and growing scale combined with a company-wide focus on expense management continue to bring strong operating leverage to our business model leading to significant year-over-year cash flow and margin growth.  Second quarter 2012 station direct operating expenses, (net of trade expense) and SG&A rose primarily based on higher variable costs related to the significant rise in national,

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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 3

local and political revenues and the operation of new stations in Wisconsin, Michigan and Indiana, while corporate expense increased largely related to costs associated with the Newport transaction and the completion of the strategic review process.  Our significant revenue growth combined with ongoing expense management resulted in second quarter BCF and adjusted EBITDA margins improving substantially to 44.6% and 38.9%, respectively.

“Additionally, reflecting the strong cash flows expected throughout 2012, we took further actions to reduce leverage and early in the second quarter called for the redemption of $34 million of Nexstar’s 7% senior subordinated notes due 2014.  We funded the redemption from cash on hand, cash from operations and a draw on our revolving credit facility. The annualized cash interest savings, prior to the refinancing we will do in conjunction with the Newport station acquisitions, amounts to over $850,000.  In total, net debt at June 30, 2012 declined by nearly $36 million since the end of 2011.  Most importantly, 2012 second quarter free cash flow rose 92.7% to $19.3 million, from $10.0 million in the prior year.

“Our current platform is on track to generate the highest annual free cash flow in the Company’s history as expected revenue increases combined with operating and cost efficiencies and annual cap-ex commitments of approximately $16 to $17 million positions Nexstar to generate record free cash flow growth over the record 2010 levels of $60.1 million.  We look forward to the completion of the Newport station acquisitions later this year or early next year which will increase to 67, the number of stations that Nexstar owns, operates, programs or provides services to.  Since our 2003 IPO, Nexstar has achieved a 37% compound annual growth rate of free cash flow for the two year cycle starting with 2003/2004 through the two year cycle that included 2009/2010 and we are highly confident the increased scale and operating leverage to be derived from the new stations will extend this record and allow us in the short-term after completing the transaction to significantly reduce our leverage ratio while allowing for the potential to return capital to shareholders.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at June 30, 2012, was $609.3 million and senior secured debt was $493.2 million.  The Company’s total leverage ratio at June 30, 2012 was 5.24x compared to a total permitted leverage covenant of 7.5x.  The Company’s first lien indebtedness ratio at June 30, 2012 was 1.5x compared to the covenant maximum of 2.5x.

The table below summarizes the Company’s debt obligations:

($ in millions)	6/30/12	12/31/11
First Lien Revolvers	$27.0	$24.3
First Lien Term Loans	$147.4	$148.1
8.875% Senior Second Lien Notes due 2017	$318.8	$318.4
7% Senior Subordinated Notes due 2014	$3.9	$37.5
7% Senior Subordinated PIK Notes due 2014*	$112.2	$112.1
Total Debt	$609.3	$640.4

Cash	$12.5	$7.5

* This was a PIK security through January 15, 2011 and is now cash pay.

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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 4

Second Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 913/312-1472, conference ID 4685464 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 55 television stations and 11 related digital multicast signals reaching 32 markets or approximately 9.3% of all U.S. television households.  Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and three independent stations. Nexstar’s 31 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of the proposed Newport Television, LLC transaction Nexstar will own, operate, program or provide sales and other services to 67 television stations and  related digital multicast signals reaching 39 markets or approximately 11.4% of all U.S. television households.
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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 5

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter                                                                                     Joseph Jaffoni
Chief Financial Officer                                                                                     J C I R
Nexstar Broadcasting Group, Inc.                                                                                     212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 6

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue	$88,864	$75,505	$172,506	$145,450

Operating expenses (income):
Station direct operating expenses, net of trade, depreciation and amortization	19,941	17,499	40,511	35,087
Selling, general, and administrative expenses net of depreciation and amortization	22,014	20,439	43,728	40,633
(Gain) loss on asset disposal, net	(2)	94	(21)	102
Trade and barter expense	5,041	5,309	10,036	10,161
Corporate expenses	5,119	4,516	10,533	9,334
Amortization of broadcast rights, excluding barter	2,062	2,159	4,173	4,409
Amortization of intangible assets	5,511	7,359	11,115	13,198
Depreciation	5,715	5,205	11,463	10,435

Total operating expenses	65,401	62,580	131,538	123,359

Income from operations	23,463	12,925	40,968	22,091
Interest expense, net	(12,574)	(13,308)	(25,483)	(27,013)
Loss on extinguishment of debt	(497)	(808)	(497)	(1,155)

Income (loss) before income taxes	10,392	(1,191)	14,988	(6,077)
Income tax expense	(1,574)	(1,393)	(3,154)	(2,819)

Net income (loss)	$8,818	$(2,584)	$11,834	$(8,896)

Basic net income (loss) per share	$0.31	$(0.09)	$0.41	$(0.31)
Basic weighted average number of shares outstanding	28,875	28,452	28,841	28,451
Diluted net income (loss) per share	$0.29	$(0.09)	$0.39	$(0.31)
Diluted weighted average number of shares outstanding	30,341	28,452	30,490	28,451

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Nexstar Broadcasting Group Q2 2012 Results 8/7/12	Page 7

Nexstar Broadcasting Group, Inc.
Reconciliation Between Income from Operations
and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Broadcast Cash Flow and Adjusted EBITDA:	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Income from operations:	$23,463	$12,925	$40,968	$22,091
Add:
Depreciation	5,715	5,205	11,463	10,435
Amortization of intangible assets	5,511	7,359	11,115	13,198
Amortization of broadcast rights, excluding barter	2,062	2,159	4,173	4,409
(Gain) loss on asset disposal, net	(2)	94	(21)	102
Corporate expenses	5,119	4,516	10,533	9,334

Less:
Payments for broadcast rights	2,200	2,281	4,513	4,759

Broadcast cash flow	$39,668	$29,977	$73,718	$54,810

Less:
Corporate expenses	5,119	4,516	10,533	9,334
Adjusted EBITDA	$34,549	$25,461	$63,185	$45,476

Nexstar Broadcasting Group, Inc.
Reconciliation Between Income from Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Free Cash Flow:	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Income from operations	$23,463	$12,925	$40,968	$22,091
Add:
Depreciation	5,715	5,205	11,463	10,435
Amortization of intangible assets	5,511	7,359	11,115	13,198
Amortization of broadcast rights, excluding barter	2,062	2,159	4,173	4,409
(Gain) loss on asset disposal, net	(2)	94	(21)	102
Non-cash stock option expense	211	288	428	573

Less:
Payments for broadcast rights	2,200	2,281	4,513	4,759
Cash interest expense	11,822	12,489	23,904	24,968
Capital expenditures	3,121	2,772	7,164	6,922
Cash income taxes, net of refunds	479	455	522	499

Free cash flow	$19,338	$10,033	$32,023	$13,660

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